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                                                                     EXHIBIT 4.4

                      SECOND AMENDMENT TO CREDIT AGREEMENT

        This Second Amendment to Credit Agreement (this "Second Amendment") is effective as of June 30, 2003 (the "Effective Date"), by and among WHITING PETROLEUM CORPORATION, a Delaware corporation ("Borrower"), BANK ONE, NA, a national banking association, as Administrative Agent ("Administrative Agent"), and each of the financial institutions a party hereto as Banks (hereinafter collectively referred to as "Executing Banks," and individually, an "Executing Bank").

                              W I T N E S S E T H :

        WHEREAS, Borrower, Administrative Agent and Banks are parties to that certain Credit Agreement dated as of December 20, 2002, as amended by that certain First Amendment to Credit Agreement dated as of January 7, 2003 (the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

        WHEREAS, Borrower has advised Banks that AER intends to dispose of its stock in Borrower in transactions which may include (a) a sale of the shares of common stock of Borrower in a private transaction to the Designated Shareholders (as hereinafter defined), and/or (b) a sale of the shares of common stock of Borrower to the public pursuant to an initial public offering under the Exchange Act; and

        WHEREAS, the transactions described in the preceding paragraph are prohibited by certain provisions of the Credit Agreement as in effect on the date hereof; and

        WHEREAS, Borrower has requested that the Credit Agreement be amended in certain respects to permit such transactions; and

        WHEREAS, subject to and upon the terms and conditions set forth herein, Executing Banks have agreed to Borrower's request.

        NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and each Executing Bank hereby agree as follows:

        SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended effective as of the Effective Date in the manner provided in this Section 1.

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        1.1.    Amendment to Definitions. The definitions of "Change of
Control," "Loan Papers" and "Restricted Payment" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

                "Change of Control" means that, for any reason (a) at any time prior to the completion of a Qualified Public Offering or the Equity Investment, Borrower shall cease to be a wholly-owned direct or indirect Subsidiary of Alliant, (b) at any time prior to the completion of a Qualified Public Offering but after the completion of the Equity Investment, Alliant shall cease to hold, directly or indirectly, at least fifty one percent (51%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, (c) at any time prior to the completion of the Equity Investment but after the completion of a Qualified Public Offering, any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than Alliant shall become (i) the direct or indirect beneficial owner (as defined in Section 13(d)(3) of the Exchange Act) of greater than forty-nine percent (49%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, and (ii) the largest shareholder of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, and (d) at any time after the completion of a Qualified Public Offering and the Equity Investment, any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Designated Shareholders shall become (i) the direct or indirect beneficial owner (as defined in Section 13(d)(3) of the Exchange Act) of greater than forty-nine percent (49%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower, and (ii) the largest shareholder of the total voting power of all classes of capital stock then outstanding of Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Borrower.

                "Loan Papers" means this Agreement, the First Amendment, the Second Amendment, the Notes, each Facility Guaranty which may now or hereafter be executed, each Borrower Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, all Letters of Credit, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

                "Restricted Payment" means, with respect to any Person, (a) any Distribution by such Person, (b) any capital contribution, loan or advance by any Credit Party to any Unrestricted Subsidiary, (c) the issuance of a Guarantee by any Credit Party with respect to any Debt or other obligation of Parent, Alliant, AER or any Unrestricted Subsidiary, or (d) the retirement, redemption, defeasance, repurchase or prepayment prior to scheduled maturity by such Person or any Affiliate of such Person of any Debt of such Person.

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        1.2.    Additional Definitions. Section 1.1 of the Credit Agreement
shall be amended to add the following definitions to such Section:

                "Designated Shareholders" means shareholders of Borrower, other than Alliant, which are designated by Borrower, and approved by Required Banks, as "Designated Shareholders" pursuant to a written designation and notice executed and delivered by Borrower to, and acknowledged by, Administrative Agent (on behalf of Required Banks).

                "Equity Investment" means the purchase by the Designated Shareholders of the common stock of Borrower, with the proceeds of such purchase being distributed to Alliant or Borrower to be applied, in the case of proceeds distributed to Borrower, towards the purchase of oil and gas properties.

                "Qualified Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Exchange Act covering the offering and sale of the common stock of Borrower.

                "Second Amendment" means that certain Second Amendment to Credit Agreement dated as of June 30, 2003, among Borrower, Administrative Agent and Banks.

        1.3. Deletion of Definitions. Section 1.1 of the Credit Agreement shall be amended to delete the definitions of "Consolidated Senior Debt," "Subordinate Debt," "Subordinate Loan Documents" and "Subordinate Note" from such Section.

        1.4. Amendment to Organizational Representation. Section 7.13 of the Credit Agreement shall be amended to read in full as follows:

                "Section 7.13 Organizational Structure; Nature of Business. As of the Closing Date and the Effective Date (as defined therein) of the Second Amendment, Borrower has no direct, wholly-owned Subsidiaries, other than Whiting-Golden Gas, WOK and Whiting Programs. Whiting Programs is the general partner of various partnerships that own oil and gas properties that are not Borrowing Base Properties. Borrower also owns, directly and partially indirectly through Whiting Programs, one hundred percent (100%) of the Equity in Whiting Institutional, which has assets of not greater than $2,000,000, and which assets are not included in the Borrowing Base. Borrower is engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production, processing and marketing of Hydrocarbons therefrom. Schedule
        7.13 attached hereto accurately reflects (i) the jurisdiction of incorporation or organization of each Credit Party, (ii) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iii) the authorized, issued and outstanding Equity of each Credit Party (and the record and beneficial owners of such Equity interests), and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase Equity of each Credit Party. Promptly following the completion of the Equity Investment and/or a Qualified Public Offering,

                                        3

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        Borrower shall prepare and deliver to Administrative Agent, as applicable, an amended Schedule 7.13 reflecting changes resulting from the consummation of such transactions."

        1.5. Subordinate Loan Representation. Section 7.21 of the Credit Agreement shall be amended to read in full as follows:

                "Section 7.21 [Intentionally Deleted]."

        1.6. Amendment to Information Covenant. Section 8.1(d) of the Credit Agreement shall be amended to read in full as follows:

                "(d)    promptly upon (i) the filing thereof, copies of all
        final registration statements, post-effective amendments thereto and annual, quarterly or special reports which any Credit Party shall have filed with the Securities and Exchange Commission; provided, that Borrower must deliver, or cause to be delivered, any annual reports which any Credit Party shall have filed with the Securities and Exchange Commission, within ninety (90) days after the end of each Fiscal Year of such Credit Party, and any quarterly reports which any Credit Party shall have filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of such Credit Party, and (ii) the mailing thereof to the stockholders of any Credit Party generally, copies of all financial statements, reports and proxy statements so mailed;".

        1.7. Amendment to Debt Covenant. Section 9.1 of the Credit Agreement shall be amended to read in full as follows:

                "Section 9.1 Incurrence of Debt. Borrower will not, nor will Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, and (b) other unsecured Debt in an aggregate amount outstanding at any time not to exceed $5,000,000."

        1.8.    Amendment to Asset Disposition Covenant. The last sentence of
Section 9.5 of the Credit Agreement shall be amended to read in full as follows:

                "Except in connection with the Equity Investment or a Qualified Public Offering, in no event will Borrower sell, transfer or dispose of any Equity in any Subsidiary nor will any Credit Party issue or sell any Equity or any option, warrant or other right to acquire such Equity or security convertible into such Equity to any Person other than the Credit Party which is the direct parent of such issuer on the Closing Date."

        1.9. Amendment to Organizational Documents Covenant. Section 9.6 of the Credit Agreement shall be amended to read in full as follows:

                "Section 9.6 Amendments to Organizational Documents; Other Material Agreements. Borrower will not, nor will Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents other than

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        amendments, modifications and waivers (a) in connection with the Equity
        Investment or a Qualified Public Offering, or (b) which will not, individually or in the aggregate, have a Material Adverse Effect."

        1.10. Deletion of Subordinate Debt Covenant. Section 9.14 of the Credit Agreement shall be amended to read in full as follows:

                "Section 9.14 [Intentionally Deleted]."

        1.11. Amendment to Financial Covenants. Section 10.2 and Section 10.3 of the Credit Agreement shall be amended to read in full as follows:

                "Section 10.2 Consolidated Total Debt to Annualized Consolidated EBITDAX. As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2002, Borrower will not permit its ratio of Consolidated Total Debt to Annualized Consolidated EBITDAX to be greater than 3.0 to 1.0.

                Section 10.3 [Intentionally Deleted]."

        1.12.   Amendments to Events of Default. Subsections (m) and (n) of
Section 11.1 of the Credit Agreement shall be amended to read in full as follows:

                "(m) a default or event of default shall occur under any Hedge Agreement under which the liability to Borrower could reasonably be expected to exceed $1,000,000, and any grace period applicable thereto shall have lapsed without cure or waiver of such default or event of default; or

                (n) [intentionally deleted];".

        SECTION 2. Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof is subject to the satisfaction, on or prior to the Effective Date, of each condition precedent set forth in this Section 2:

        2.1. Amendment Fee. Upon execution of this Second Amendment by Required Banks, Borrower shall pay to Administrative Agent, for the benefit of Executing Banks, a fee in the amount of $5,000 for each Executing Bank. Such $5,000 fee shall be distributed by Administrative Agent to each Executing Bank provided that such Executing Bank executes and delivers this Second Amendment on or before June 30, 2003.

        2.2. Fees and Expenses. Borrower shall have paid all fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment, including, without limitation, all fees and expenses of Vinson & Elkins L.L.P., counsel to Administrative Agent.

        2.3.    No Defaults. No Default or Event of Default shall exist.

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        SECTION 3. Representations and Warranties of Borrower. To induce
Executing Banks and Administrative Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

        3.1. Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Second Amendment are within Borrower's corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower except Permitted Encumbrances.

        3.2. Validity and Enforceability. This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

        3.3. Accuracy of Representations and Warranties. Each representation and warranty of each Credit Party contained in the Loan Papers is true and correct in all material respects as of the Effective Date (except to the extent such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

        3.4. Absence of Defaults. No Default or Event of Default has occurred which is continuing.

        3.5. No Defense. Borrower has no defense to payment of, or any counterclaim or rights of set-off with respect to, all or any portion of the Obligations.

        SECTION 4. Miscellaneous.

        4.1. Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.

        4.2. Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        4.3. Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment.

        4.4. Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this

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Second Amendment until Borrower and Required Banks have executed a counterpart.
Facsimiles shall be effective as originals.

        4.5. Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

        4.6. Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

        4.7. Effectiveness. This Second Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Banks when counterparts hereof have been executed by Borrower, Administrative Agent and Required Banks, and all conditions to the effectiveness hereof set forth herein and in the Credit Agreement have been satisfied.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective Authorized Officers on the date and year first above written.

                           [Signature pages to follow]

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                                SIGNATURE PAGE TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                  BY AND AMONG
                   WHITING PETROLEUM CORPORATION, AS BORROWER,
                      BANK ONE, NA, AS ADMINISTRATIVE AGENT
                           AND THE BANKS PARTY THERETO

BORROWER:                                  FORTIS CAPITAL CORP.

WHITING PETROLEUM CORPORATION,             By:    /s/ David Montgomery
a Delaware corporation                            ---------------------------
                                           Name:  David Montgomery
By:    /s/ James J. Volker                 Title: Senior Vice President
       -------------------------
Name:  James J. Volker
Title: President/CEO                       By:    /s/ Darrell W. Holley
                                                  ------------------------------
                                           Name:  Darrell W. Holley
                                           Title: Managing Director

ADMINISTRATIVE AGENT:                      U.S. BANK NATIONAL ASSOCIATION

BANK ONE, NA                               By:    /s/ Matthew J. Purchase
                                                  ------------------------------
                                           Name:  Matthew J. Purchase
/s/ J. Scott Fowler                        Title: Vice President
--------------------------------
J. Scott Fowler
Director, Capital Markets

BANKS:                                     UNION BANK OF CALIFORNIA, N.A.

BANK ONE, NA                               By:    /s/ John A. Clark
                                                  ------------------------------
                                           Name:  John A. Clark
/s/ J. Scott Fowler                        Title: Vice President
--------------------------------
J. Scott Fowler
Director, Capital Markets                  By:    /s/ Sean Murphy
                                                  ------------------------------
                                           Name:  Sean Murphy
                                           Title: Vice President

WACHOVIA BANK, NATIONAL                    BANK OF SCOTLAND
 ASSOCIATION
                                           By:    /s/ Susan E. Hay
By:    /s/ Philip Trinder                         ------------------------------
       -----------------------             Name:  Susan E. Hay
Name:  Philip Trinder                      Title: Director, Business Services
Title: Vice President

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WELLS FARGO BANK, N.A.                      COMPASS BANK

By:     /s/ Laura Bumgarner                By:     /s/ John M. [Illegible]
       -----------------------                    ------------------------------
Name:  Laura Bumgarner                     Name:  John M. [Illegible]
Title: Relationship Manager                Title: Senior Vice President

BANK OF OKLAHOMA, N.A.                     NATEXIS BANQUES POPULAIRES

By:     /s/ Michael M. Logan               By:     /s/ Donovan C. Broussard
       -----------------------                    ------------------------------
Name:  Michael M. Logan                    Name:  Donovan C. Broussard
Title: Senior Vice President               Title: Vice President & Group Manager

                                           By:     /s/ Daniel Payer
COMERICA BANK - TEXAS                             ------------------------------
                                           Name:  Daniel Payer
By:     /s/ Thomas G. Rajan                Title: Vice President
       -----------------------
Name:  Thomas G. Rajan
Title: Vice President

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